Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Third Quarter and Nine Months 2019 Results

WEST MELBOURNE, Florida – November 6, 2019 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the third quarter and nine months ended September 30, 2019.

For the third quarter ended September 30, 2019, revenues totaled approximately $11.8 million, compared with approximately $13.3 million for the third quarter last year. Operating income for the third quarter 2019 totaled approximately $295,000, compared with operating income of approximately $878,000 for the third quarter last year. Net income for the third quarter of 2019 was approximately $238,000, or $0.02 per basic and diluted share, compared with net income of approximately $650,000, or $0.05 per basic and diluted share, for the same quarter last year.

Net income for the third quarter 2019 includes unrealized losses on investments in securities totaling approximately $258,000, compared with losses of approximately $191,000 for the same quarter last year.

The Company had approximately $17.1 million in working capital as of September 30, 2019, of which $11.7 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $21.0 million as of December 31, 2018, of which $17.0 million was comprised of cash, cash equivalents and trade receivables.

Tim Vitou, BK’s President, commented, “During the third quarter of 2019, sales to legacy federal customers showed strength, including a previously announced order for $3.4 million from the U.S. Forest Service. However, we experienced sluggish demand in the third quarter from public safety customers in state and international markets compared with the same quarter last year. Our gross profit margins continued their improvement from early in the year, exceeding 43% for the quarter. For the third quarter, although engineering and product development expenses increased from the same quarter last year, they declined by approximately 15.4% from the preceding quarter.”

Mr. Vitou continued, “The success of our key new product development initiatives is vital to BK’s future growth and success. Reflecting the importance of these programs, we recently announced the appointment of a new Chief Technology Officer, Dr. Branko Avanic, whose primary focus is to complete the development of our multiband product, with an emphasis on maximizing performance, functionality and quality. As a Ph.D. with over 30 years in land mobile radio product development, we are excited about Dr. Avanic’s addition to the executive team and believe he will make positive contributions that can be translated to new products and sales growth moving forward.”

For the nine months ended September 30, 2019, sales totaled approximately $32.7 million, compared with approximately $38.7 million for the same period last year. Operating loss for the nine-month period of 2019 totaled approximately $2.0 million, compared with operating income of approximately $3.0 million for the same period last year. Net loss for the nine months ended September 30, 2019 totaled approximately $1.3 million, or $0.10 per basic and diluted share, compared with net income of $1.2 million, or $0.09 per basic and diluted share, for the same period last year.

The financial results for the nine months ended September 30, 2019 include a gain on investment in securities totaling approximately $186,000, compared with losses of approximately $1.4 million for the nine-month period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, November 7, 2019. Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (international/local participants dial 862-298-0970) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on November 7, 2019. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until November 18, 2019 by dialing 877-481-4010 PIN# 55679 (international/local participants dial 919-882-2331 PIN# 55679).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. Government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; impact of government regulation; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and, in the Company’s, subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Sales, net	$11,805	$13,302	$32,743	$38,704
Expenses
Cost of products	6,699	7,839	19,499	22,519
Selling, general and administrative	4,811	4,585	15,247	13,229
Total expenses	11,510	12,424	34,746	35,748

Operating income (loss)	295	878	(2,003)	2,956

Other (expense) income:
Net interest income	33	28	134	63
(Loss) gain on investment in securities	(258)	(191)	186	(1,392)
Other expense	(85)	(48)	(98)	(274)
Total other (expense) income	(310)	(211)	222	(1,603)

(Loss) income before income taxes	(15)	667	(1,781)	1,353

Income tax benefit (expense)	253	(17)	454	(200)

Net income (loss)	$238	$650	$(1,327)	$1,153

Net income (loss) per share-basic and diluted:	$0.02	$0.05	$(0.10)	$0.09
Weighted average shares outstanding-basic	12,696,273	13,479,759	12,725,793	13,538,116
Weighted average shares outstanding-diluted	12,709,057	13,501,587	12,725,793	13,563,990

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2019	December 31, 2018
(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,825	$11,268
Trade accounts receivable, net	2,871	5,721
Inventories, net	14,450	11,466
Prepaid expenses and other current assets	1,792	2,401
Total current assets	27,938	30,856

Property, plant and equipment, net	4,134	2,729
Right-of-use (ROU) asset	2,558	—
Investment in securities	2,105	1,919
Deferred tax assets, net	3,911	3,495
Other assets	223	192
Total assets	$40,869	$39,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,854	$5,595
Accrued compensation and related taxes	1,160	2,014
Accrued warranty expense	1,390	1,546
Accrued other expenses and other current liabilities	512	292
Dividends payable	253	256
Short-term lease liability	263	—
Note payable-current portion	77	—
Deferred revenue	281	180
Total current liabilities	10,790	9,883

Note payable, net of current portion	348	—
Long-term lease liability	2,295	—
Deferred revenue	2,419	1,596
Total liabilities	15,852	11,479
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,929,381 and 13,882,937 issued; and 12,672,056 and 12,817,829 outstanding shares at September 30, 2019 and December 31, 2018, respectively	8,357	8,330
Additional paid-in capital	26,037	25,867
Accumulated deficit	(4,482)	(2,393)
Treasury stock, at cost, 1,257,325 and 1,065,108 shares at September 30, 2019 and December 31, 2018, respectively	(4,895)	(4,092)
Total stockholders’ equity	25,017	27,712
Total liabilities and stockholders’ equity	$40,869	$39,191

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